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                                                                  EXHIBIT 2.2

                          AMENDMENT NO. 1 TO AGREEMENT
                           AND PLAN OF REORGANIZATION


         This Amendment No. 1 to the Agreement and Plan of Reorganization (this "Amendment") dated as of April 17, 2001 by and among PurchasePro.com, Inc., a Nevada corporation ("PurchasePro"), NRI Merger Corporation, a Florida corporation and wholly-owned subsidiary of PurchasePro (the "Merger Subsidiary"), Net Research, Inc. (d/b/a BayBuilder), a Florida corporation ("NRI"), and Abu M. Rahman, the majority shareholder of NRI (the "Principal Shareholder"). PurchasePro, the Merger Subsidiary, NRI and the Principal Shareholder are collectively referred to herein as the "Parties."

                              W I T N E S S E T H :

         WHEREAS, the parties have previously executed and delivered that certain Agreement and Plan of Reorganization dated as of March 5, 2001 (the "Original Agreement") pursuant to which the parties agreed to the merger of NRI with and into the Merger Subsidiary (the "Merger"); and

         WHEREAS, the parties desire to amend the Original Agreement as set forth in this Amendment;

         NOW, THEREFORE, in consideration of the premises and mutual agreements, provisions and covenants contained in this Amendment, the parties hereby agree as follows:

1. CAPITALIZED TERMS. Unless otherwise defined in this Amendment, capitalized terms used in this Amendment shall have the meanings set forth in the Original Agreement.

2. AMENDMENTS. Section 7.1 of the Original Agreement is hereby amended to read, in its entirety, as follows:

                           7.1 TERMINATION OF AGREEMENT. The Parties may terminate this Agreement prior to the Effective Time as provided below (the "Termination Date"):

                                    (a) the Parties may terminate this Agreement
         by mutual written consent;

                                    (b) PurchasePro may terminate this Agreement
         by giving written notice to NRI in the event NRI is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, would cause any of the conditions

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         set forth in SECTION 5.1 not to be satisfied and which breach is not cured within ten (10) business days of receipt of notice thereof;

                                    (c) NRI may terminate this Agreement by
         giving written notice to PurchasePro in the event PurchasePro or the Merger Subsidiary is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, would cause the conditions set forth in SECTION 5.2 not to be satisfied and which breach is not cured within ten (10) business days of receipt of notice thereof;

                                    (d) PurchasePro may terminate this Agreement
         by giving written notice to NRI if the Closing shall not have occurred before 11:59 P.M. (San Diego time) on Friday, April 20, 2001 by reason of the failure of any condition precedent under SECTION 5.1 (unless the failure results primarily from a breach by PurchasePro or the Merger Subsidiary of any representation, warranty or covenant contained in this Agreement); or

                                    (e) NRI may terminate this Agreement by
         giving written notice to PurchasePro and the Merger Subsidiary if the Closing shall not have occurred before 11:59 P.M. (San Diego time) on Friday, April 20, 2001 by reason of the failure of any condition precedent under SECTION 5.2 (unless the failure results primarily from a breach by NRI of any representation, warranty or covenant contained in this Agreement).

3. GOVERNING LAW. This Amendment shall be governed by the laws of the State of Nevada.

4. ORIGINAL AGREEMENT. Except as expressly amended hereby, the Original Agreement remains in full force and effect.

5. COUNTERPARTS. This Amendment may be executed in one or more counterparts each of which shall be deemed an original and all of which together will constitute one and the same instrument.



                  [Remainder of Page Intentionally Left Blank]



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                    IN WITNESS WHEREOF, the parties have duly executed this
         Agreement as of the date first above written.


                               PURCHASEPRO.COM, INC.


                               By:    /s/ Shawn McGhee
                                      --------------------------------
                               Name:  Shawn McGhee
                                      --------------------------------
                               Title: President
                                      --------------------------------


                               NRI MERGER CORPORATION


                               By:    /s/ Scott E. Wiegand
                                      --------------------------------
                               Name:  Scott E. Wiegand
                                      --------------------------------
                               Title: President
                                      --------------------------------


                               NET RESEARCH, INC. (D/B/A BAYBUILDER)


                               By:    /s/ Abu M. Rahman
                                      --------------------------------
                               Name:  Abu M. Rahman
                                      --------------------------------
                               Title: President
                                      --------------------------------


                               PRINCIPAL SHAREHOLDER


                               /s/ Abu M. Rahman
                               ----------------------------------------
                               Abu M. Rahman

[Signature Page to Amendment No.1 to Agreement and Plan of Reorganization]